Exhibit 99.1

FARADAY FUTURE LAUNCHES THE ULTIMATE AI TECHLUXURY FF 91 2.0 FUTURIST ALLIANCE, PRICED AT $309,000, AS WELL AS THE ECO PRODUCT aiHYPERCAR+, NOW OPEN FOR RESERVATIONS IN BOTH THE UNITED STATES AND CHINA

●	Faraday Future has debuted the first All-Ability aiHypercar, the FF 91 2.0 Futurist Alliance, which has undergone a comprehensive upgrade and iteration in its technological architecture since the FF 91 introduction six years ago.

●	Faraday Future announced the AI-Powered “6x4 aiHyper Technology 2.0 Architecture”, which features technologies such as the “Magic All-In-One”, “Hyper Multi-Vectoring”, “aiDriving”, and the “3rd aiSpace”, as well as the “moat” safety-structure designed to keep occupants safe.

●	The FF 91 vehicle successfully passed the Federal Motor Vehicle Safety Standard (FMVSS) crash test requirements. FF has performed the highest severity crash tests and has passed all of these tests successfully, including front, side and rear crash tests.

●	At the forefront of the industry in terms of acceleration-to-weight ratio of 0.78, and a range-to-weight ratio of 136, and interior length-to-wheelbase ratio, FF 91 is targeting to surpass Ferrari, Maybach, and Rolls-Royce by redefining the criteria of the Ultimate AI TechLuxury flagship vehicles.

●	The FF 91 2.0 Futurist Alliance is priced at $309,000.

●	Faraday Future’s mobile ecosystem product, “FF aiHypercar+,” will be available for an annual subscription price of $14,900 both in the U.S. and China with the price of $100 for pre-orders.

●	Faraday Future has completed a comprehensive upgrade and iteration, transitioning from the 1.0 era to the 2.0 era since the introduction of the FF 91 six years ago. The Company has redefined the new category of “All Ability aiHypercar” and introduced the “FF aiHyper 6x4 Architecture 2.0” technology structure.

●	Faraday Future launches the “Ultimate AI TechLuxury Eternity” plan and FF will commence the first phase of its three phase delivery plan on May 31st, followed by a “Co-creation Day” event on June 6th. The first phase of the delivery plan is for industry expert FPO(s) who will take possession of the reserved FF 91 vehicle at the beginning of the second phase of delivery.

●	We plan to host a “FF Developers Co-creation AI Festival” at the 919 event, held on September 19th, where we expect to announce the FFAI strategy execution status and technology innovations.

Los Angeles, CA (May 30, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today unveiled its “FF 91 Final Launch & Faraday Future 2.0 Event.” The Company announced product upgrades since the FF 91’s introduction six years ago leading into the 2.0 era of mobility and officially unveiled the release of the silicon-based new species, the FF 91 2.0 Futurist Alliance and the FF 91 2.0 Futurist.

FF announced that the first phase of the Company’s three phase delivery plan will commence on May 31st. A Co-creation event for the first group of industry expert users will be held on June 6. In this first phase, the Industry Expert FPO(s) will pay in full for an FF 91 vehicle in order to reserve the vehicle and be trained in the use of the vehicle. The Industry Expert FPO(s) will take possession of the reserved FF 91 vehicle at the beginning of the second phase of delivery.

The FF 91 2.0 Futurist Alliance is priced at U.S MSRP of $309,000 and is currently limited to 300 units globally. Users can preorder on ff.com and FF App, where you can find the prices of the FF 91 Futurist and the FF 91.

The Company also launched its mobile ecosystem product, “FF aiHypercar+,” will be available for an annual subscription price of $14,900 both in the U.S. and China with the price of $100 for pre-orders.

FF’s mobility ecosystem products encompass software, internet, vehicle service, personalized AI algorithms, and even special hardware versions tailored to specific user needs. These products are relevant to vehicle usage and user special rights.

To always ensure the ultimate performance and the most updated product and technology experience for the FF 91 2.0 Futurist Alliance users, FF guarantees a resale value of at least 60% on the FF 91 2.0 Futurist Alliance MSRP after 3 years, as part of the “Ultimate AI TechLuxury Eternity Plan”. This plan will be revisited at the end of 2023.

Today’s event celebrates how far FF has come and the new progress that has been made with the FF 91 vehicle. Six years ago, FF 91 was born, creating an era of intelligent mobility. FF’s technology platform and system have undergone constant iterations and upgrades and have evolved into the “FF aiHyper 6x4 Architecture 2.0” and gave birth to this silicon based new species today.

Based on the unique “FF aiHyper 6x4 Architecture 2.0”, the FF 91 2.0 series vehicles possess an impressive vehicle configuration and performance.

As FF officially enters the 2.0 stage of development, the Company believes that the future development of products and technology in the spire mobility industry will be characterized by FF’s four new trends of All-AI, All-Hyper, All-Ability, and Co-Creation.

“This milestone event not only marks a new chapter in the development of FF, but also a solid step towards our vision of transforming the century-old automotive industry,” said Xuefeng Chen, Global CEO of FF. “FF has faced many obstacles, but as a trailblazer in the intelligent EV industry, FF has persevered.”

“FF has morphed from pioneering the intelligent EV 1.0 stage to the all-AI-powered 2.0 stage. Today, we have achieved another major milestone,” said YT Jia, FF’s Founder & CPUO. “FF aiHyper 6x4 Architecture 2.0” was born to be the next-generation technology architecture that addresses key issue points from the spire users of future mobility.”

The FF 91 2.0, the world’s first silicon-based new species

The first of its kind, the “All-Ability aiHypercar” FF 91 2.0 Futurist Alliance is a newly evolved silicon-based new species, which features incredible vehicle configurations and performance. Three motors with 1050hp; 1977Nm of electric motor output torque, largest in class; battery pack energy: 142kwh, the largest in class; EPA certified range: 381mi, the farthest in class.

The FF 91 has the “moat body structure” + “moat pack structure”, creating a side impact crumple zone. The “moat structures” are integrated with the aluminum body, providing the largest-in-class battery crumple zone. The “moat design” is intended to balance optimal occupant protection and high voltage battery protection as well as providing optimal packaging space for the vehicle design.

The FF 91 vehicle successfully passed the Federal Motor Vehicle Safety Standard (FMVSS) crash test requirements. FF has performed the highest severity crash tests and has passed all of these tests successfully, including front, side and rear crash tests.

FF 91 2.0 also boasts the longest interior space among ultra-luxury vehicles with a similar wheelbase + Zero-Gravity seat with the industry’s largest recline angle of 60 degrees, bringing the comfort level of first class to land. With an acceleration time of just 2.27 seconds for 0-60 mph (96 km/h), the FF 91 2.0 takes the top spot in terms of acceleration-to-weight ratio of 0.78, surpassing traditional and electric vehicle competitors alike. With the next-generation technology architecture, the “FF aiHyper 6x4 Architecture 2.0,” powered by FF AI, the FF 91 2.0 has the capability to perceive user habits, engage in continuous learning and evolve, with the goal of surpassing users’ understanding of themselves. Through the “3rd aiSpace”, users can fully indulge in the unique convenience and enjoyment.

The FF 91 2.0 boasts dimensions of 5,250 x 2,283 x 1,598 mm (length x width x height) and a wheelbase of 3,200 mm. With its spacious interior, it sets a global benchmark for wheelbase-to-space ratio. In terms of exterior design, the FF 91 2.0 is truly space-age, with its innovative matrix-style LED headlights that span across the front and rear of the vehicle.

FF aiHypercar 6x4 Architecture 2.0: The next-generation technology driven by FF AI

During the event, Faraday Future also announced a fully upgraded next-generation technology architecture driven by FF AI -- “FF aiHyper 6x4 Architecture 2.0”. “6x4” refers to the vertical integration and horizontal penetration of FF’s six technology platforms and four technology systems. The six technology platforms are “FF OpenApp”, “FF aiOS 2”, “FF aiHW 2.0”, “FF Mechanical”, “FF Cloud” and “FF AI”. The four technology systems are the “Magic All-In-One”, “Hyper Multi-Vectoring”, “3rd aiSpace”, and “FF aiDriving.”

At the system level, FF vertically integrated different platform modules in order to maximize performance and achieve hyper cross-platform integration. System technologies are empowered by platform technology, and user benefits are realized through AI integration.

Through the fusion of general AI + personalized AI + “1-on-1 Bespoke Private AI”, FF is delivering an elite mobility experience to the spire users. All-AI is the soul of “FF aiHyper 6x4 Architecture 2.0”. With AI algorithms + AI engines + and AI services, FF has designed end-to-end integration of AI capabilities, realizing All-AI integration with platforms and systems.

In addition, certain developers and third parties are invited to participate in R&D through an open technology platform, fostering co-creation of the technology architecture. For ultra-spire users, time is the ultimate luxury. FF believe aiHyper 6x4 Architecture 2.0 will be the next-gen technology architecture that addresses key pain points from the spire users of future mobility. The “All-Ability aiHypercar,” built on this architecture, aims to provide users with 1 to 2 hours of increased time in their day for added value and efficiency. Our Ultimate AI TechLuxury is designed to offer spire users “26-hour days.”

The “Magic All-In-One” System

The unique “Magic All-In-One” is an all-terrain AI vehicle body control technology system equipped with hyper agility and precision. Users can enjoy an optimized driving experience and personalize their mobility experience through 1 on 1 Bespoke body tuning. The vehicle offers All-in-one combination of the performance of a hypercar, the comfort and handling of a sedan, and the high ground clearance, visibility, and space of an SUV. One computing module integrates the comprehensive capabilities across cabin, driving, electric propulsion, body, and suspension.

Based on the preferences and needs of ultra-spire users, FF expects the “Magic All-in-One” technology system of FF 91 2.0 Futurist and FF 91 2.0 Futurist Alliance to offer two editions. The “Magic All-in-One” track edition emphasizes track performance tuning with all-terrain capability and includes a one-on-one professional track driving training session with a professional racing car driver. The “Magic All-in-One” balance edition emphasizes all-terrain balanced tuning for the three vehicle types: Hypercar, Sedan, and SUV with air suspension providing for a smoother ride. The Company plans to deliver the track edition first, followed by the balance edition. FF intends for users to take advantage of a one-time system exchange free of charge, allowing them to enjoy two distinct vehicle experiences tailored to their diverse driving needs.

The “Hyper Multi-Vectoring” System

The “Hyper Multi-Vectoring” (an integrated multi-axis torque vectoring AI system for propulsion, steering and braking) of FF 91 2.0 Futurist and FF 91 2.0 Futurist Alliance has a multi-axis design that intelligently adjusts the torque output of each wheel according to different driving conditions to achieve optimal drive force distribution and provide precise and agile handling performance.

The system intelligently adjusts torque output, allowing for a personalized AI-customized driving experience that delivers ultimate control and handling.

The large battery pack and multi-axis no-latency hyper power output not only provide an exciting experience for the driver, but also allow passengers to sit comfortably in the back and enjoy the thrill of the ride.

The integration of multi-axis vectoring and AI technology was designed to enable the FF 91 2.0 Futurist to keep excellent ride control and safety in different hyper modes, even in emergency situations. Additionally, users can opt for and “1 on 1 Bespoke Private AI and Tuning” package to further enhance their ultimate driving and handling experience.

The “3rd aiSpace” System

FF 91 2.0 is equipped with 3 modems, an industry-first. The Super AP 5G x 3 supports three carriers, delivering triple speed and triple coverage with minimal latency. In the US, it supports AT&T, Verizon and T-Mobile so even if two carriers are down, you may still rely on the third one for service.

In the future, FF plans to launch an option for a high-speed internet satellite communications suite. Additionally, the vehicle has the world’s fastest in-car network speed: 10G Ethernet and the world’s largest in-car display capability with OLED technology and 11+ displays.

FF 91 2.0 creates a mobility work scenario by moving the meeting room and live broadcast studio to the car and delivering the ultimate AI mobility lifestyle. Integration of FF ID and web3 wallet delivers personalization for each seat. FF Generative AI enables an intelligent in-car experience, removing the need for a phone in the car. Smartwatch remote control feature provides a convenient experience for spire users.

The “FF aiDriving” System

The intelligent driving technology system of FF 91 features a fusion of 3 types of AI that creates intelligent assisted driving. FF has heavily invested in the customization of AI. The unique fusion of general AI + personalized AI + “1 on 1 Bespoke Private AI” delivers for the spire users the aiDriving (driver-assistance system) that aims to know you better than you know yourself.

The Company is dedicated to delivering technology and product iterations and upgrades to our spire users through OTA. We plan to host a “FF Developers Co-creation AI Festival” at the 919 event, held on September 19th, where we expect to announce the FFAI strategy execution status and technology innovations. We invite certain futurists to participate in the FF Developers Co-Creation Program, driving the ongoing upgrade and evolution of the mobility industry for our spire users.

FF “All-Ability aiHypercar”: Redefining the new category and standard of intelligent spire EV

The “All-Ability aiHypercar” defines the new category and core standard of intelligent spire EV. “Hypercars” have been widely known as those with over 1,000 horsepower and million-dollar price tags, representing the top 1% in both performance and price. FF believes future hypercars will redefine the criteria from two perspectives, the traditional mechanical hyper and silicon-based hyper.

FF 91 2.0 Futurist Alliance is limited to 300 units and the price is a MSRP of $309,000 US dollars. Online pre-sale is fully open.

The FF 91 2.0 Futurist Alliance offers additional privileges and benefits compared to the FF 91 2.0 Futurist. It provides signature customization including the option for Founder Signature Edition, “1-on-1 bespoke private AI and special tuning”. It will be available in three Alliance colors of bright silver and matte silver, matte black, as well as an exclusive wheel design.

All FF 91 2.0 Futurist Alliance users will also receive exclusive professional track-time training, and an Apple Watch with FF vehicle control feature. The first ninety one Alliance users will receive a high-speed Internet satellite communications suite (free upgrades and installation expected to be provided when available).

In addition, the FF mobility ecosystem product, “FF aiHypercar+,” has an annual subscription price of $14,900. This exclusive pricing offer is limited to the first 2,000 users in the US and China markets. Through the support of Web 3.0 technology, FF has designed a system separating software and hardware, aiming to allow car users to truly own the software as an asset for the first time. Consumer owned software would be a breakthrough in the automotive industry and even the consumer electronics industry.

We are now accepting full payment for the FF 91 2.0 Futurist Alliance to preorder the vehicle and be trained in the use of the vehicle. We have also re-opened vehicle pre-ordering. New users in the US can secure a spot on the Alliance edition waitlist by placing a $5,000 deposit, while those in China can place a 50,000 RMB deposit. Additionally, online pre-orders are open for both the FF 91 2.0 Futurist and the FF 91 2.0.

New users in the US can secure a spot on the Futurist edition waitlist by placing a $1,500 deposit, while those in China can place a 20,000 RMB deposit. The US deposit for FF 91 2.0 is $1,000, while those in China can place a 10,000 RMB deposit. We invite our users to place their pre-orders through FF’s recently upgraded FF Intelligent APP and ff.com. The deposit for the FF aiHypercar+ is $100. The first 2,000 users who put down the deposit will have the opportunity to secure their privilege status and lock in the price for the FF aiHypercar+.

FF will commence its co-creation delivery for the first industry expert FPOs on May 31st, which marks the start of the first phase of delivery in the three-phase delivery plan. Qualified users who make full payment and are recognized as industry expert FPOs will have the chance to participate in FF’s exclusive co-creation delivery. It will operate on a first-come, first-served basis according to the order of payment. “Co-Creation Day” for the first group of industry expert FPOs is scheduled on June 6th. These industry expert FPOs will take possession of the reserved FF 91 vehicle at the beginning of the second phase of delivery.

After 9 years of intense work, FF has completed the upgrade and transformation from 0 to 1.0 and then to 2.0

FF boasts a global corporate structure with US and China dual home bases that encompass our dual DNA strategy with globally integrated operations across R&D, supply chain, production, and sales. “Born in California, Global DNA” is deeply etched in FF’s globally distributed staff.

Currently, FF has obtained 660 global patents, becoming a leader among global technology startups. With the support of our top-tier suppliers worldwide, FF has successfully built the Ultimate AI TechLuxury FF 91 2.0.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English):
 https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online,

(Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

https://www.ff.com/us/mobile-app/

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the anticipated start of delivery for the FF 91 vehicle and the first phase of the delivery plan, the Company’s ability to meet its future production and delivery plan, the development and success of the Company’s co-creation and benefits co-sharing program, and the Company’s planned partner showrooms, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the FF Top Holdings LLC Shareholder Agreement complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with the Nasdaq listing requirements and the Company’s ability to execute definitive documentation in connection with and/or satisfy the conditions precedent and close on the various financings previously disclosed by the Company and anticipated additional financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; the ability of the Company to agree on definitive documents to effectuate the non-binding City of Huanggang Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the Securities and Exchange Commission (the “SEC”) investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and completion of crash tests); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed with the SEC on May 4, 2023, the “Risk Factors” section of the Company’s Form 10-Q filed with the SEC on May 10, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

###